Exhibit 4.1
EXECUTION COPY
RIGHTS AGREEMENT
dated as of
February 8, 2011
between
Retail Ventures, Inc.
and
Computershare Trust Company, N.A.,
Rights Agent

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Page
Section 29. Determinations and Actions by the Board of Directors, etc.	36
Section 30. Benefits of this Agreement	36
Section 31. Severability	37
Section 32. Governing Law	37
Section 33. Counterparts	37
Section 34. Descriptive Headings	37
Section 35. Force Majeure	37
EXHIBITS

Exhibit A	Form of Rights Certificate
Exhibit B	Form of Summary of Rights

ii

RIGHTS AGREEMENT
RIGHTS AGREEMENT, dated as of February 8, 2011 (this “Agreement”), between Retail Ventures, Inc., an Ohio corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).
W I T N E S S E T H
WHEREAS, on February 8, 2011 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board of Directors”) authorized and the Company declared a dividend distribution of one Right (as hereinafter defined) for each share of Common Stock (as hereinafter defined) outstanding at the close of business on February 24, 2011 (the “Record Date”), and the Board of Directors has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(a)(i) hereof) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date (as hereinafter defined) and under certain circumstances thereafter, each Right initially representing the right to purchase one share of Common Stock of the Company, upon the terms and subject to the conditions hereinafter set forth (the “Rights”); and
WHEREAS, the Company has generated certain Tax Benefits (as defined herein) for United States federal income tax purposes, such Tax Benefits may potentially provide valuable benefits to the Company, the Company desires to avert an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and thereby preserve its ability to utilize such Tax Benefits, and, in furtherance of such objective, the Company desires to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) “5% Shareholder” shall mean (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Section 1.382-2T(g) of the Treasury Regulations.
(b) “Acquiring Person” shall mean any Person who or which shall have become a 5% Shareholder or shall be such a 5% Shareholder after the date hereof, in each case other than by reason of Section 382(l)(3)(B) of the Code and Section 1.382- 2T(j)(3)(i) of the Treasury Regulations and whether or not such person continues to be a 5% Shareholder, but shall not include:

(i) the Company;
(ii) any Subsidiary of the Company;
(iii) any employee benefit plan of the Company, or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;
(iv) the U.S. Government;
(v) any Person who or which becomes a 5% Shareholder as a result of (A) a reduction in the number of Company Securities outstanding due to the repurchase of Company Securities by the Company or (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, in each case unless and until such Person increases its Percentage Stock Ownership over such Person’s lowest Percentage Stock Ownership on or after the consummation of the relevant transaction, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of this Section 1(b)(v) or with the Prior Approval of the Company;
(vi) any Person who or which was a 5% Shareholder on the date of this Agreement, or becomes a 5% Shareholder solely as a result of a transaction or event (including a series of related transactions or events) with respect to which such Person received the Prior Approval of the Company, unless and until after the date of this Agreement or the date of the relevant transaction or event, as applicable, such Person (A) increases its Percentage Stock Ownership over such Person’s lowest Percentage Stock Ownership on or after the date of this Agreement or the date of the relevant transaction or event, as applicable, other than an increase solely as a result of any subsequent transaction described in clauses (A) and (B) of Section 1(b)(v) hereof or with the Prior Approval of the Company or (B) decreases its Percentage Stock Ownership below five percent (5%) and thereafter becomes a 5% Shareholder; or
(vii) any Person who or which inadvertently may become an Acquiring Person (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its beneficial ownership of Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Agreement), so long as such Person enters into and delivers to the Company promptly after such Person acquires knowledge that it has become an Acquiring Person (and in any event within ten (10) Business Days after such Person is notified by the Company that is has become an Acquiring Person), an irrevocable commitment to promptly divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person ceases to be an Acquiring Person, provided that such prompt divestiture occurs within the time period (not less than ten (10) Business Days), if any, specified by the Company to such Acquiring Person; provided, however, that no Person shall be an Acquiring Person if the Board of Directors shall have affirmatively determined, prior to the Distribution Date, in light of the intent and purposes of this Agreement or other circumstances facing the Company, that such Person shall not be deemed an Acquiring Person.
(c) “Act” shall mean the Securities Act of 1933, as amended.
(d) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.
(e) “Agreement” shall have the meaning set forth in the preamble of this Agreement.
(f) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any Company Securities which such Person directly owns, would be deemed constructively to own pursuant to Sections 1.382-2T(h) and 1.382-4(d) of the Treasury Regulations, owns pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or are otherwise aggregated with shares owned by such Person, pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.
(g) “Board of Directors” shall have the meaning set forth in the recitals to this Agreement.
(h) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
(i) “close of business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(j) “Code” shall have the meaning set forth in the recitals to this Agreement.
(k) “Common Stock” shall mean the common stock, without par value, of the Company, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).
(l) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(m) “Company” shall have the meaning set forth in the preamble of this Agreement.
(n) “Company Securities” shall mean (i) shares of Common Stock, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations.
(o) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.
(p) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.
(q) “Distribution Date” shall mean the earlier to occur of (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person; provided, however, that a Distribution Date shall not occur if the Board of Directors shall have affirmatively determined (upon or prior to the end of such applicable ten business day (or later) period) that, in light of the intent and purposes of this Agreement or other circumstances facing the Company, that a Distribution Date shall not be deemed to have occurred.
(r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(s) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(t) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(u) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(v) “NYSE” shall have the meaning set forth in Section 11(d) hereof.

(w) “Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d) of the Treasury Regulations; provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Section 1.382-2T(h)(2)(i)(A) of the Treasury Regulations.
(x) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity, group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an “entity” within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and also includes any successor (by merger or otherwise) of any such individual or entity.
(y) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.
(z) “Prior Approval of the Company” shall mean express approval by action of the Board of Directors (or a committee of the Board of Directors to which the Board of Directors has delegated authority to determine whether to grant such approval), which approval shall only be given after a determination by the Board of Directors, in its sole discretion, that such approval shall not jeopardize or endanger the availability to the Company of any Tax Benefits or is otherwise in the best interests of the Company; provided that a Person shall be treated as having received the Prior Approval of the Company if such Person acquires Company Securities from the Company pursuant to an issuance of Company Securities by the Company to such person that was approved by the Board of Directors (or a committee of the Board of Directors to which the Board of Directors has delegated authority to approve such issuance), or the exercise, conversion or exchange of such Company Securities for other Company Securities in accordance with their terms.
(aa) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.
(bb) “Record Date” shall have the meaning set forth in the recitals to this Agreement.
(cc) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(dd) “Rights” shall have the meaning set forth in the recitals to this Agreement.
(ee) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(ff) “Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.
(gg) “Rights Dividend Declaration Date” shall have the meaning set forth in the recitals to this Agreement.
(hh) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) hereof.
(ii) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.
(jj) “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a) hereof.
(kk) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.
(ll) “Stock Acquisition Date” shall mean the first date of public announcement by the Company that an Acquiring Person has become such.
(mm) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of an amount of which securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons performing similar functions of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.
(nn) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.
(oo) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(pp) “Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.
(qq) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.
(rr) “Treasury Regulations” shall mean the final and temporary (but not proposed) tax regulations promulgated under the Code, as such regulations may be amended from time to time.

(ss) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.
(tt) “U.S. Government” shall mean any of (i) the federal government of the United States of America, (ii) any instrumentality or agency of the federal government of the United States of America and (iii) any Person wholly-owned by, or the sole beneficiary of which is, the federal government of the United States of America or any instrumentality or agency thereof.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be responsible for, the acts or omissions of any such co-rights agent.
Section 3. Issuance of Rights Certificates.
(a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates (or for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (y) the Rights (and the right to receive Rights Certificates) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, but subject to the following sentence, the Rights Agent will send by such means as may be selected by the Company, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. To the extent that a Triggering Event under Section 11(a)(ii) hereof has also occurred, the Company may implement such procedures, as it deems appropriate in its sole discretion, to minimize the possibility that Rights are received by Persons whose Rights would be void under Section 7(e) hereof. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(a)(i) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates, and the Rights will be transferable separately from the transfer of the Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent shall presume conclusively for all purposes that the Distribution Date has not occurred.
(b) The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit B (the “Summary of Rights”) to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates for the Common Stock outstanding as of the Record Date, or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Stock (or, in the case of shares reflected on the direct registration system, the notations in the book entry account) and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.
(c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Retail Ventures, Inc. (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”), dated as of February 8, 2011, as originally executed and as it may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person (as such term is defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.
With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the

Rights associated with the Common Stock represented by such certificates. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Stock to include on each direct registration account statement with respect thereto issued prior to the Distribution Date a notation to the effect that the Company will mail to the stockholder a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor and that the recipient of the statement, as a holder of shares of Common Stock, may have certain rights thereunder. In the event that shares of Common Stock are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares. In the event that the Company purchases or acquires any Common Stock after the Record Date, but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.
Section 4. Form of Rights Certificates.
(a) The Rights Certificates (and the forms of assignment and election to purchase to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per share of Common Stock, as adjusted from time to time hereunder, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein, including Section 11 hereof.
(b) Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, (ii) a transferee of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:
The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person (as such term is defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.
Section 5. Countersignature and Registration.
(a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.
(b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its offices designated for such purpose, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.
Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.
(a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the offices of the Rights Agent designated for such purpose. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and the Rights evidenced thereby as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from any holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.
(b) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a) Subject to Section 7(e) and Section 24 hereof, at any time after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any tax or charge required to be paid under Section 9(e) hereof, by certified check, cashier’s check, bank draft or money order at or prior to the earlier of (i) 5:00 P.M., New York City time, on September 15, 2011, or such earlier or later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be advanced or extended by the Board of Directors, the (“Final Expiration Date”), or (ii) the time at which the Rights are redeemed or exchanged (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) as provided in Section 23 and Section 24 hereof (the earlier of (i) and (ii) being herein referred to as the “Expiration Date”).
(b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right initially shall be $80.00 shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below.
(c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase properly completed and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per share of Common Stock (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge required to be paid under Section 9(e) hereof by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) when necessary, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to this Section 7(c) or Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. In the event that, immediately prior to the occurrence of a Distribution Date, the number of shares of Common Stock which are authorized by the Company’s articles of incorporation, as amended and in effect at such time, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit exercise in full of the Rights in accordance with their terms, the Company, acting by resolution of the Board of Directors, shall follow the same procedures and may take any of the same actions in connection with the exercise of Rights under this Section 7(c) as are required or permitted to be followed or taken pursuant to Section 11(a)(iii) hereof with respect to substitution of value in connection with the exercise of Rights under Section 11(a)(ii) hereof. The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.
(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.
(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, (ii) a transferee of an Acquiring Person who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person or its nominee, and the Rights Agent shall rely on such notice in carrying out its duties under this Agreement.
(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner)

thereof and of the Rights evidenced thereby as the Company or the Rights Agent shall reasonably request.
Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
Section 9. Reservation and Availability of Capital Stock.
(a) The Company covenants and agrees that it will cause to be reserved and authorized for issuance and kept available out of its authorized and unissued shares of Common Stock (and, following the occurrence of a Triggering Event, other securities), or out of the authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Agreement, including Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.
(b) So long as the shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.
(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price and compliance with all other provisions of this Agreement), be duly and validly authorized and issued and fully paid and nonassessable.
(e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.
Section 10. Record Date for Securities Issued Upon Exercise. Each Person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered with the forms of election and certification duly executed and payment of the Purchase Price (and all applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock (or other capital stock, as the case may be) issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock (or other capital stock, as the case may be) which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.
(ii) In the event any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Shares”).
(iii) In the event that the number of shares of Common Stock which is authorized by the Company’s articles of incorporation, but not outstanding or reserved and authorized for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this

Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. Subject to the Company’s compliance with this Section 11(a)(iii), the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) hereof a number of shares of Common Stock greater than the number then authorized by the Company’s articles of incorporation, but not outstanding or reserved for any other purpose.
(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock, Common Stock Equivalents or securities convertible into Common Stock or Common Stock Equivalents at a price per share of Common Stock or per share of Common Stock Equivalents (or having a conversion price per share, if a security convertible into Common Stock or Common Stock Equivalents) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Common Stock Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation), of cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock, and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.
(d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to but not including such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following but not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, as reported in the consolidated transaction reporting system with respect to securities listed on the New York Stock Exchange (the “NYSE”) or any other national securities exchange or, if the shares of Common Stock are not listed on any national securities exchange, the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by the Over-the-Counter Bulletin Board, the Pink Sheets OTC Market, Inc. or such other over-the-counter market system then in use. If on any such date the shares of Common Stock are not listed on a national securities exchange, no sales take place and no bid and asked prices are quoted in any over-the-counter market, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed is open for the transaction of business or, if the shares of Common Stock are not listed on any national securities exchange, a

Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) two (2) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.
(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.
(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, countersigned and delivered by the Company and the Rights Agent, as applicable, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share of Common Stock and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.
(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of shares of Common Stock at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.
(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.
(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person.
(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make sure filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
Section 13. Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.
(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its

Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.
(b) “Principal Party” shall mean:
(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and
(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) if the Common Stock of such Person is not and has not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party, will at its own expense:

(i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;
(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;
(iii) will deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and
(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, as reported in the consolidated transaction reporting system with respect to securities listed on the NYSE or any other national securities exchange, or if the Rights are not listed on any national securities exchange, the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by the Over-the-Counter Bulletin Board, the Pink Sheets OTC Market, Inc. or such other over-the-counter market system then in use. If on any such date the Rights are not listed on a national securities exchange, no sales take place and no bid and asked prices are quoted in any over-the-counter market, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(b), the current market value of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.
(c) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully available funds to make such payments.
(d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.
Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.
Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;
(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate (or book entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or notices provided to holders of book entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and
(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.
Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised or exchanged in accordance with the provisions hereof.
Section 18. Concerning the Rights Agent.
(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
Section 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:
(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the Company only for the Rights Agent’s and its directors’, officers’, employees’, affiliates’, agents’, advisors’, and representatives’ own gross negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of

Common Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.
(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.
(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this

Agreement upon thirty (30) days’ notice in writing mailed to the Company, and, in the event that the Rights Agent or one of its affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock, by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice; provided, however, that the Rights Agent shall provide such assistance as is reasonably requested by the Company in connection with the Company’s transition to a replacement rights agent. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company (except as may otherwise be provided in the instrument(s) governing such securities), and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
Section 23. Redemption and Termination.
(a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), or (ii) the Final Expiration Date, direct the Company to, and if directed, the Company shall redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price, as defined in Section 11(d) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
Section 24. Exchange.
(a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.
(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.
(c) Following the action of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this Section 24, the Company may implement such procedures in its sole discretion as it deems appropriate for the purpose of ensuring that the Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 not be received by holders of Rights that have become void pursuant to Section 7(e) hereof. In furtherance thereof, if so directed by the Company, shares of Common Stock (or other consideration) potentially issuable to holders of Rights upon an exchange pursuant to this Section 24, who have not verified to the satisfaction of the Company, in its sole discretion, that they are not Acquiring Persons, may be deposited in a trust established by the Company pending receipt of appropriate verification.
(d) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Common Stock Equivalents for Common Stock exchangeable for

Rights, at the initial rate of one Common Stock Equivalent for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.
(e) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.
(f) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (f), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25. Notice of Certain Events.
(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever shall be the earlier.
(b) In the event that any Section 11(a)(ii) Event shall occur, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer to, if appropriate, other securities.
(c) The failure of the Company to give any notice provided for in this Section 25, or any defect therein, shall not (i) relieve the Company of any of its other obligations under this Agreement or (ii) affect the legality or validity of the action for which notice was hereby required.
Section 26. Notices.
(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:
Retail Ventures, Inc.
4150 E. Fifth Avenue
Columbus, Ohio 43219
Attention: General Counsel
(b) Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:
Computershare Trust Company, N.A.
7530 Lucerne Drive
Cleveland, Ohio 44130
Attention: Client Services
(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock or book entry shares in respect of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of shares of Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the preceding sentence) at a time when the Rights are not redeemable.
Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29. Determinations and Actions by the Board of Directors, etc. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any of the directors on the Board of Directors to any liability to the holders of the Rights.
Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).
Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring a specific group of directors to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors in accordance with applicable law and the Company’s articles of incorporation and code of regulations, as the same may be amended from time to time.
Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Executive Officer, Chief Financial Officer, President and Treasurer

Computershare Trust Company, N.A., as Rights Agent
By:	/s/ Michael Lang
	Name:	Michael Lang
	Title:	Senior Vice President
[Signature Page to Rights Agreement]

Exhibit A
[Form of Rights Certificate]

Certificate No. R-	Rights
NOT EXERCISABLE AFTER SEPTEMBER 15, 2011 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT AND TO EXCHANGE, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS EVIDENCED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1
Rights Certificate
RETAIL VENTURES, INC.
This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 8, 2011 (the “Rights Agreement”), between Retail Ventures, Inc., an Ohio corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on September 15, 2011 (unless such date is advanced or extended prior thereto by the Board of Directors), at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one share of the common stock, without par value, of the Company (the “Common Stock”), at a purchase price of $80.00 per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Ex. A-1

                    , 2011 based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Common Stock will be issued.
Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person (as such term is defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.
This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company.
This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or equity securities having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors authorizing any such exchange,

Ex. A-2

and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.
No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Common Stock would be issued.
No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Ex. A-3

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of                      _____, _____

RETAIL VENTURES, INC.
By:
Title:
Countersigned:
COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:

Authorized Signature

Ex. A-4

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED • hereby sells, assigns and transfers unto • (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint • Attorney, to transfer the within Rights Certificate on the books of the within named Company, with full power of substitution.
Dated:                                         ,_____

Signature
Signature Guaranteed:

Ex. A-5

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) The Rights evidenced by this Rights Certificate [   ] are [   ] are not beneficially owned by an Acquiring Person and [   ] are [   ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person (as such term is defined pursuant to the Rights Agreement);
(2) after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person.
Dated:                                         ,_____

Signature
Signature Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Ex. A-6

NOTICE
The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Ex. A-7

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires
to exercise Rights represented
by the Rights Certificate.)
To: Retail Ventures, Inc.:
The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:                                         ,_____

Signature
Signature Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Ex. A-8

Certificate
The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by, or being assigned to, an Acquiring Person (as such term is defined pursuant to the Rights Agreement).

Ex. A-9

Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
(1) The Rights evidenced by this Rights Certificate [   ] are [   ] are not beneficially owned by an Acquiring Person and [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
(2) after due inquiry and to the best knowledge of the undersigned, it [   ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person.
Dated:                                         ,_____

Signature
Signature Guaranteed:
Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Ex. A-10

NOTICE
The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase is not properly completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Ex. A-11

Exhibit B
SUMMARY OF RIGHTS TO PURCHASE
COMMON STOCK
On February 8, 2011, the Board of Directors of Retail Ventures, Inc. (the “Company”) authorized and declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on February 24, 2011 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit (a “Unit”) consisting of a number of shares of Company Common Stock at a Purchase Price of $80.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent.
The Rights Agreement is intended to help protect the Company’s tax net operating losses and certain other tax assets (“Tax Benefits”) by deterring any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) from becoming a 5% Shareholder (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”)) without the approval of the Board of Directors (any such person who becomes a 5% Shareholder, other than as described below, an “Acquiring Person”). Notwithstanding the foregoing, shareholders who own 5% or more (by value) of our outstanding (i) Common Stock, (ii) any preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, (iii) warrants, rights, or options (including options within the meaning of Section 1.382-4(d)(9) of the Treasury Regulations) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Company, and (iv) any other interest that would be treated as “stock” of the Company pursuant to Section 1.382-2T(f)(18) of the Treasury Regulations, “Company Securities”) as of the close of business on February 8, 2011, and shareholders who acquire such an interest solely as a result of (A) a transaction in which such shareholder received the approval of the Board of Directors or (B) an issuance by the Company that was approved by the Board of Directors will not be an Acquiring Person and therefore will not trigger the Rights Plan, so long as they do not acquire any additional Company Securities, or decrease their percentage ownership of Company Securities below 5% and subsequently become a 5% Shareholder.
Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) the close of business on the tenth business day following the date of public announcement that a person has become an Acquiring Person other than by reason of a transaction approved by the Board of Directors or (ii) the close of business on the tenth business day (or such later date as the Board of Directors shall determine prior to the time

Ex. B-1

a person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the earlier of the dates in clause (i) or (ii) above being called the “Distribution Date”), provided, however, the Distribution Date shall not occur if the Board of Directors shall have affirmatively determined that, in light of the intent and purposes of this Rights Agreement or other circumstances facing the Company, a Distribution Date shall not be deemed to have occurred.
Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, in the case of shares reflected on the direct registration system, by the notations in the book entry accounts) and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock will be issued.
The definition of Acquiring Person contained in the Rights Agreement contains several exemptions, including for (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company, or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (iii) the U.S. Government; (iv) any person who becomes a 5% Shareholder as a result of a reduction in the number of Company Securities outstanding due to the repurchase of Company Securities by the Company or a stock dividend, stock split, reverse stock split, or similar transaction effected by the Company, unless and until such person increases its percentage ownership of Company Securities over its lowest percentage ownership of Company Securities on or after the consummation of the relevant transaction (other than an increase solely as a result of a stock dividend, stock split, reverse stock split, or similar transaction effected by the Company); (v) any person who was a 5% Shareholder on the date of the Rights Agreement, or becomes a 5% Shareholder solely by reason of participation in a transaction approved by the Board of Directors, unless and until such person increases its percentage ownership of Company Securities over its lowest percentage ownership of Company Securities on or after the date of the Rights Agreement or the consummation of the relevant transaction, as applicable (other than an increase solely as a result of a stock dividend, stock split, reverse stock split, or similar transaction effected by the Company) or such person decreases its percentage ownership of Company Securities below 5% and thereafter becomes a 5% Shareholder; or (vi) any person who or which inadvertently may become an Acquiring Person (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such person to be an “Acquiring Person” or (B) such person was aware of the extent of its beneficial ownership of Common Stock but had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), so long as such person promptly enters into, and delivers to the Company, an irrevocable commitment

Ex. B-2

promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such person ceases to be an Acquiring Person, provided, however, that no person shall be an Acquiring Person if the Board of Directors shall have affirmatively determined, prior to the Distribution Date, in light of the intent and purposes of this Rights Agreement or other circumstances facing the Company, that such person shall not be deemed an Acquiring Person.
The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on September 15, 2011 unless such date is advanced or extended or the Rights are earlier redeemed or exchanged by the Company as described below.
As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board and except with respect to shares of Common Stock issued by the Company after the date of the Rights Agreement (i) pursuant to exercises of stock options or as awards under an employee plan or arrangement granted or awarded as of the Distribution Date or (ii) upon the exercise, conversion or exchange of securities issued as of the Distribution Date, Rights will only be issued with respect to shares of Common Stock that were issued prior to the Distribution Date.
In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
For example, at an exercise price of $80.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160.00 worth of Common Stock (or other consideration, as noted above) for $80.00. Assuming that the Common Stock had a per share value of $16.00 at such time, the holder of each valid Right would be entitled to purchase ten (10) shares of Common Stock for $80.00.
In the event that, at any time after a person becomes an Acquiring Person, (i) the Company engages in a merger or other business combination transaction (other than a merger or other business combination transaction with a subsidiary of the Company) in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or

Ex. B-3

exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
At any time after a person becomes an Acquiring Person and prior to the acquisition by an Acquiring Person of 50% or more of the then outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).
The Purchase Price payable, and the number of Units of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is under no obligation to issue fractional Units and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.
At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, referred to as the “Redemption Price” (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.
Any of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the

Ex. B-4

provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.
A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A and a Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Ex. B-5